                                                                    EXHIBIT 10.3

                             DISTRIBUTION AGREEMENT


     Agreement, dated March 31, 1995 (the "Agreement Date"), between MedChem Products, Inc., a Massachusetts corporation ("MedChem"), and Coletica, a French Societe Anonyme, governed by articles 118 to 150 of the statute of July 24, 1966 ("Coletica").

     WHEREAS Coletica manufactures and has available for sale a biological hemostatic compress bearing the trademark "HEMOSTAGENE(R)" which is described below, for the manufacturing processes of which the following patents have been issued:

     -FRANCE:  N/o/ 87 15 880 of 4/27/90 and Soleau envelope N/o/ 73 552

     -EUROPE:  N/o/ 03 17 411 of 8/12/92

     -USA:     N/o/ 4 953 299 of 9/4/90
               N/o/ 5331092 of 7/19/94

     WHEREAS Coletica owns the trademark HEMOSTAGENE(R) which has been registered in various countries including the United States of America (1483819 of 6/28/88),

     WHEREAS Coletica wishes to market such compress through distributors in order to develop the sale thereof throughout the world,

     WHEREAS MedChem manufactures and sells a hemostatic agent under the brand name AVITENE(R),

     (*) Confidential Material omitted and filed separately with the Securities and Exchange Commission

     WHEREAS MedChem on account of its organization, specialized personnel and experience, is in a position to promote the sales and to sell such compress in the United States of America,

     WHEREAS MedChem desires that Coletica appoint it as an exclusive distributor of such compress in the United States of America upon the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, Coletica and MedChem hereby agree as follows:

     1.  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings.

     1.1 "Agreement" means this Agreement and any amendment or supplement thereto, concluded in accordance with the provisions of Section 12.6 hereof.

     1.2 "Avitene" means the topical collagen hemostat that is marketed throughout the world in various forms by MedChem.

     1.3 "Coletica Technology" means all know-how, trade secrets and technical information owned or controlled by Coletica, relating to the Product, including to the extent they exist, inventions (whether or not patentable), ideas, concepts, practices, formulas, techniques, procedures, ingredients, laboratory notebook information, reports, engineering drawings, production manuals, specifications, computer software and software documentation, design information and test procedures.

     1.4 "Confidential Information" means all materials, trade secrets or other information, regarding the Product or Coletica that are designated as confidential in writing by the disclosing party prior to or at the time any such material,trade secret or other information is disclosed. Notwithstanding the foregoing, materials, trade secrets or other information that are orally or visually disclosed, or are disclosed in writing without such designation shall constitute Confidential Information if the disclosing party, within thirty (30) days after such disclosure, delivers to the other party a written document describing the materials, trade secrets or other information and referencing the place and date of such oral, visual or written disclosure and the names of the persons to whom such disclosure was made.

     1.5 "Customer" means those persons who purchase the Product directly from MedChem.

     1.6 "Net Sales" means the price paid by Customers to MedChem for the Product, less rebates, returns, allowances and discounts.

     1.7 "Patents" means the patents described in the preamble to this Agreement, together with any patent applications, and includes any divisions, continuations, continuations-in part, or reissuances thereof, presently owned or controlled by or hereafter acquired or controlled by Coletica, relating to the Product, including, without limitation, the production and use thereof.

     1.8 "Premarket Approval" means the approval by the Food and Drug Administration required prior to the distribution of the Product in the Territory.

     1.9 "Product" means an aseptic fully absorbable hemostatic compress composed of lyophilized non-denatured collagen as further described on Exhibit A attached hereto.

     1.10  "Territory" means the United States of America.

     1.11 "Transfer Price" shall have the meaning set forth in Section 5.2 of this Agreement.

     1.12  "Units" means one hemostatic compress in its blister pack.

     2.  APPOINTMENT; COLETICA OBLIGATIONS

     2.1 Appointment. Coletica appoints MedChem, which appointment MedChem accepts, as its exclusive distributor of the Product within the Territory for the term of this Agreement and, by virtue of such appointment, MedChem shall have the right, upon the terms and subject to the conditions hereinafter set forth, to purchase Product from Coletica for resale by MedChem.

     2.2 By appointing MedChem as its exclusive distributor for the Territory, Coletica agrees that, during the term of this

Agreement, it will not appoint any other person or company situated within the Territory as a distributor of the Product or sell the Product to any person or Company in the Territory, and by accepting such appointment *.

     2.3 MedChem shall not sell the Product directly or indirectly to customers situated outside the Territory and shall forward to Coletica any order, inquiry or call for the Product if originating from potential or actual customers located outside the Territory.

     2.4 MedChem shall not seek business with respect to the Product directly or indirectly through a branch, a subsidiary or otherwise outside the Territory and shall not maintain any inventories of the Product outside the Territory.

     2.5  Obligations of Coletica.
          -----------------------
               (a) Coletica shall provide MedChem at Coletica's expense with marketing and technical assistance in the form of week-long semi-annual visits by two Coletica representatives.
               (b) Coletica shall furnish MedChem its sales and marketing materials, if available, for the Product. MedChem

(*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

     shall have the right, at its expense, to copy, distribute and create derivative works (including translations) of such materials for use in distribution of the Product, subject to any applicable copyrights.

               (c) Coletica shall use its best efforts to obtain Premarket Approval by *; provided, however, that such date may be extended for successive thirty (30) day periods, upon the mutual agreement, in their respective sole discretion, of MedChem and Coletica.

               (d) Commencing on the date of this Agreement, and with a view to conducting its due diligence, MedChem shall be permitted access to Coletica Technology and Coletica's premises and financial information to enable MedChem to evaluate (i) the efficacy and quality of the Product, (ii) whether Coletica manufactures the Product in compliance with Good Manufacturing Practices (as such term is used by the Food and Drug Administration) and (iii) Coletica's ability to meet its obligations under this Agreement. Such access shall be limited to the extent necessary to accomplish, and the information gathered through such review shall be used for, the specific purposes set forth in the prior sentence only, and for no other purposes, and all of such information shall be deemed to be Confidential Information for purposes of this Agreement, subject to the provisions of Section 8 hereof, without any further notice, designation or other act on

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

     Coletica's part. Furthermore, any such access shall be subject to reasonable rules that may be imposed from time to time by Coletica and shall be conducted by MedChem in such a manner as to avoid any disruption of Coletica's business. Such due diligence will include, without limitation, the activities described on Exhibit C hereto in the time frames set forth on such Exhibit, and shall be carried out at the latest by * assuming Coletica meets its obligations in a timely manner.

               (e) Semi-annually, MedChem shall be permitted access to Coletica Technology and Coletica's premises to enable MedChem to evaluate whether Coletica is in compliance with Good Manufacturing Practices with respect to the Product. Such access shall be limited to the extent necessary to accomplish, and the information gathered through such review shall be used for, the specific purpose set forth in the prior sentence only, and for no other purpose, and all of such information shall be deemed to be Confidential Information for purposes of this Agreement, subject to the provisions of Section 8 hereof, without any further notice, designation or other act on Coletica's part. Furthermore, any such access shall be subject to reasonable rules that may be imposed from time to time by Coletica and shall be conducted by MedChem in such a manner as to avoid any undue disruption of Coletica's business. It is understood that the access referred to in

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

     this subsection (e) shall be provided to *.

               (f) Coletica shall furnish MedChem copies of (i) the Premarket Approval and documentation relating thereto (other than proprietary manufacturing technology) and (ii) any published or proposed articles relating to the Product as soon as reasonably possible after such articles have been published or prepared in order to assist MedChem in the distribution of the Product. MedChem shall have the right, at its expense, to translate, copy, distribute and create derivative works (including translations) of such articles for use in distribution of the Product, subject to any applicable copyrights and any non-disclosure agreements under which Coletica agrees to keep confidential the identity of a person performing services for Coletica.

               (g) Coletica shall not sell Product to any person outside of the Territory which it has reason to believe intends to resell the Product, directly or indirectly, in the Territory.

               (h) Coletica shall furnish MedChem with copies of its financial information made available to the public.

     3.   ADDITIONAL TERRITORIES
          ----------------------

          (a) Not earlier than * or later than *, MedChem may deliver written notice to Coletica requesting

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

Coletica to enter into exclusive distribution agreements, on terms substantially similar to those contained herein for such countries outside of the Territory as MedChem shall designate * together with such other terms as may be reasonably requested by MedChem and or Coletica because of the commercial circumstances of the country so designated. MedChem shall furnish Coletica a description of MedChem's plans and resources to commercialize the Product in such countries and the sales force to be used for such purpose, which plans and force shall be (i) included as terms of the agreement for such countries and (ii) acceptable to Coletica in the exercise of its reasonable discretion in light of the relevant market for the Product. MedChem may not require Coletica to enter into a distribution agreement pursuant to this Section 3(a) in any country where (i) Coletica does not wish to register the Product with the appropriate health authorities, if required, to permit the Product to be distributed in such country or (ii) the laws of such country require Coletica to waive its rights to the confidentiality of its proprietary information. The terms of the distribution agreement as set forth above shall be evidenced by an agreement for each such country, which shall be negotiated in good faith, based on the terms set forth in this Section 3(a) and shall be entered into by MedChem and Coletica.

          (b) After *, Coletica may negotiate with third parties regarding distribution of the Product in any country (or portion thereof) outside of the Territory not covered by a

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

distribution agreement with MedChem entered into pursuant to Section 3(a) *. Coletica shall notify MedChem prior to entering into any such agreement in any such country and the terms thereof. If MedChem provides to Coletica (i) written notice of its intent to enter into such agreement in such country and, at the time of giving such notice, a description of MedChem's plans to commercialize the Product in such country (which, as determined by Coletica, in the exercise of its reasonable judgment, shall be at least as favorable to Coletica as the plans for such commercialization by such third party), MedChem and Coletica shall enter into a distribution agreement for such country (or portion thereof) on the terms contained herein unless the proposed agreement is *. In such event MedChem and Coletica shall enter into a distribution agreement for such country on such *. Notwithstanding the foregoing, if MedChem exercises its right of first refusal hereunder, the price terms for such distribution agreement shall be no less favorable to Coletica, in Coletica's reasonable judgment, than those contained in the distribution agreement proposed between Coletica and such third party. The terms of such distribution agreement shall be evidenced by an agreement for each such country, which shall be negotiated in good faith based on the terms set forth in this Section 3(b), and shall be entered into by MedChem and Coletica.

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

          Unless Coletica has granted rights to the Product in a country to a third party after MedChem failed to exercise its right of first refusal described above with respect to such country, MedChem shall have the right, by giving written notice to Coletica, at any time to add such country * to the Territory. Any such election by MedChem shall be treated as if it were an election pursuant to Section 3(a), for purposes of determining the terms of any such agreement, except that Coletica shall not be required to add such country to the Territory if within 90 days from the date Coletica receives MedChem's written notice, Coletica notifies MedChem of the terms and conditions under which a third party (which Coletica identifies) is willing to enter into a distribution agreement for such country and MedChem fails, within thirty (30) days thereafter, to agree to such terms and conditions.

          MedChem's rights under this Section 3 are conditioned upon MedChem's being in compliance with the terms and conditions of this Agreement at the time of its exercise of such rights.

          MedChem may appoint subdistributors in any territory covered by distribution agreements with Coletica, upon prior written notice to Coletica, but in any event MedChem shall be responsible for all aspects of this Agreement notwithstanding such appointment and Coletica shall have no obligation with respect to such subdistributors.

     4.   Supply of Product
          -----------------

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

          4.1 Supply and Sourcing. As soon as the Specifications and the test plan and quality certificate referred to in Section 4.2 hereof have been determined and Premarket Approval has been received, Coletica shall supply MedChem with MedChem's requirements of the Product and shall manufacture the Product in compliance with Good Manufacturing Practices and with all other applicable laws and regulations in the Territory. During and upon completion of the manufacture of the Product Coletica shall conduct adequate quality control, sterility tests and inspections to support the compliance of the Product with the Specifications and the representations and documentation provided by Coletica to the FDA in connection with the Premarket Approval including, without limitation, as to safety and efficacy. In addition, Coletica will source the hides used in the manufacture of the Product to be sold in the Territory from the United States and will use its best efforts to arrange for such sourcing by April 1, 1995; provided, however, that MedChem may, in the exercise of its discretion, agree on a different country of origin for the hides if circumstances change.

          4.2 Coletica warrants that the Product sold to MedChem will be in conformity with the definition of Product (Exhibit A attached hereto) and with specifications describing the existing performance and quality of the Product and labelling and packaging to be established by MedChem and Coletica prior to
* and to be set forth on Exhibit B to this Agreement (the
"Specifications").  Other warranties as to the merchantability,

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

fitness for particular purposes or other matters are hereby expressly disclaimed.

     As part of the Specifications, MedChem and Coletica shall establish prior to * (a) a in vitro test plan to certify the conformity of the Product sold to MedChem with the Specifications and (b) the form of the quality certificate to be submitted with respect to each shipment of the Product. It is understood that such test plan shall be repeatable by MedChem at its facilities. MedChem and Coletica shall negotiate the costs of any additional tests not provided for in the Premarket Approval or current quality plan except that MedChem shall bear the costs of extraordinary tests that it requests.

          4.3 Forecasting and Ordering Procedures. As soon as the conditions set forth in the first sentence of Section 4.1 hereof have been satisfied, MedChem may issue purchase orders to Coletica by fax confirmed by an executed copy of such purchase order by air mail, postage prepaid, to the office of Coletica set forth in Section 12.4 hereof from time to time specifying the number of Units in whole batches (with a one batch minimum) that MedChem desires to purchase from Coletica. Coletica shall acknowledge receipt and acceptance of each purchase order within 8 days of receipt by returning an executed copy of such purchase order together with delivery dates to MedChem by telecopier transmission, confirmed by delivery of an executed copy of such purchase order by air mail, postage prepaid, to the office of MedChem set forth in

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

Section 12.4 hereof. Subject to the provisions of Section 12.11 (Force Majeure), Coletica shall deliver the orders on or before the dates indicated. Not later than the tenth business day after Coletica has informed MedChem of the issuance of the Premarket Approval, MedChem shall send to Coletica a forecast of its requirements of the Product for each quarter in the next twelve months commencing on the first day of the month after such business day. Not later than the thirtieth business day prior to the commencement of each quarterly period thereafter, MedChem shall send to Coletica a forecast of its requirements of the Product for each quarter in the following twelve months. MedChem shall purchase the Units forecast for the first quarterly period covered by each such forecast. Coletica shall not be obligated hereunder to deliver a quantity of Product in any quarter than exceeds by * the amount forecast for such quarter by MedChem, although it will endeavor to deliver all of the Product ordered by MedChem hereunder.

          MedChem shall inform Coletica, as soon as possible, of any commercial success of the Product which is likely to entail an increase by * of the forecasted volume of orders for any quarter within any twelve (12) month period. In such a case, the parties shall agree on a progressive increase in the rhythm of manufacturing and delivery, taking into account the time constraint for Coletica to effect the necessary investment to increase its production capacity. Coletica shall make diligent efforts to meet the additional needs of MedChem including, without limitation,

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

making such capital investments as may be required for such purpose.

          4.4 Delivery. Within eight (8) days of receipt of a purchase order from MedChem, Coletica shall confirm such purchase order and within thirty (30) days of such confirmation, Coletica shall deliver to MedChem the Units ordered F.O.B. Boston Airport. MedChem shall pay all United States customs duties and related expenses arising from such delivery and shall be responsible for obtaining and maintaining all necessary U.S. import licenses, permits and approvals and for clearing the Product through U.S. customs. Coletica shall furnish with each shipment of the Product relevant certificates of quality defined in Section 4.2 or in such form as may be amended by mutual agreement or as required by health or customs authorities in the Territory. If for any reason Coletica is unable to deliver any portion of an order, Coletica shall notify MedChem. In such event MedChem may, within five (5) business days of the notification, cancel all or a portion of such order. In the event of any inconsistency between the terms of this Agreement and the terms of any purchase order, the terms of this Agreement shall control. Notwithstanding anything in this Section 4 to the contrary, MedChem agrees that its orders placed during the
* days after the conditions set forth in the first sentence of Section 4.1 hereof have been satisfied shall not exceed * units, in the aggregate, and that Coletica shall have * to fill any such initial orders.

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

          4.5 Rejection of Non-Conforming Product. MedChem may reject by written notice delivered to Coletica any Unit that does not conform with the Specifications. Such notice shall contain MedChem's reasons for such rejection. Coletica shall respond to such notice specifying the reason(s) for the non-conformance and identifying the corrective action to be taken to prevent further occurrences. MedChem may, at its discretion and at its sole cost, perform on-site audits of such corrective action. MedChem shall notify Coletica within * of Units to Boston airport of any non-conformance that can be readily observed without the use of equipment. MedChem shall inspect the Product within a reasonable time after receipt. Upon rejection of non-conforming Product, Coletica shall use reasonable efforts to replace the non-conforming Product within thirty (30) days of receipt by Coletica of MedChem's notice of rejection. At Coletica's request, Non-conforming Product shall be returned to Coletica at Coletica's expense. Coletica shall bear the expense of any recall of the Product in the Territory if such recall is attributable to the design or the manufacture of the Product. MedChem shall bear the expense of any recall of the Product in the Territory attributable to the negligence of, or misconduct by, MedChem unrelated to the design and manufacture of the Product. MedChem shall have no right to reject Product that conformed to the Specifications upon delivery, MedChem assuming all risk of loss or damage thereafter, and Coletica shall have the right to inspect all Product delivered to MedChem, whether at the point of delivery, or in storage, or

(*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

elsewhere. MedChem shall use its reasonable efforts to identify any non-conforming Product within *.

          4.6 Inability to Satisfy MedChem's Requirements. If Coletica is unable to satisfy MedChem's requirements for the Product, Coletica shall allocate its supply of Product such that MedChem receives all of Coletica's supply until such requirements are met.

          4.7  MedChem's Right to Manufacture.  If (i) Coletica fails to deliver
* of MedChem's orders for the Product for any consecutive * or * of such orders for any consecutive * so long as such orders are in accordance with the terms hereof and (ii) MedChem terminates this Agreement pursuant to Section 9.3 as a result thereof within ninety (90) days by written notice, then, MedChem shall have the right, upon written notice to Coletica given with such termination notice, to manufacture the Product. If MedChem elects to manufacture the Product, Coletica shall be deemed to have granted to MedChem, without any further action on its part, an exclusive license in the Territory under the Coletica Technology and the Patents to make and have made the Product for distribution in the Territory. Such license shall remain in effect for what would have been the remaining term of this Agreement, had MedChem not given notice of termination. In connection with such license, Coletica shall provide MedChem, at MedChem's cost, with all assistance and know-how reasonably requested by MedChem to enable MedChem or its

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

designated supplier to manufacture the Product. The royalty for such license shall be * of MedChem's Net Sales, payable quarterly. At Coletica's request, such exclusive licensing agreement shall be set forth in a written agreement between Coletica and MedChem, which shall include standard licensing agreement provisions, including those relating to inspection and quality control.

     5.   PAYMENTS

          5.1 Deposit Fee. Upon the later to occur of the Agreement Date and April 14, 1995, MedChem shall deposit with Fleet Bank of Maine, as escrow agent (the "Escrow Agent"), two million dollars ($2,000,000) (the "Deposit Fee") to be held and disbursed pursuant to the Escrow Agreement executed as of the date hereof, on the following basis: if the Effective Date (as defined below) occurs on or before this Agreement is terminated, then the amounts held in escrow shall be distributed to Coletica; if the Effective Date has not occurred by the date that this Agreement is terminated, then the amounts held in escrow shall be distributed to MedChem. The term "Effective Date" shall mean the date on which the last of the following shall occur:

               (a) the completion of MedChem's due diligence pursuant to Section 2.5(d) of this Agreement, (b) the establishment by MedChem and Coletica of the Specifications pursuant to Section 4.2 of this Agreement, (c) production by Coletica of one batch of Product made from hides sourced in

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

     the Territory, as contemplated by clause (iv) of Section 9.2(a) of the Agreement and (d) Premarket Approval.

          5.2  Promotional Samples and Price of Specific Product

          (a) Together with the delivery of the first order for the Product and on each semi-annual anniversary of the date of such order, Coletica shall deliver, * deliverable under this Section 5.4(a) to be used by MedChem to promote the sale of the Product (the "Promotional Samples"); provided, however, that the maximum Promotional Samples shall be * subject to this Agreement, including pursuant to Section 5.4 hereof.

          (b) The price ("Transfer Price") paid by MedChem to Coletica for each Unit other than Promotional Samples shall be as follows, calculated at the date Coletica received the order for the Product with Unit volume measured over the life of this Agreement (A) * for each of the first * Units of hemostatic compresses subject to this Agreement, including pursuant to Section 5.4 hereof and (B) * for each additional Unit.

               (c) Coletica shall issue an invoice for Units upon shipment. Invoices are payable within sixty (60) days of their date.

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

          (d) Coletica may, in its sole discretion and at its sole expense, request MedChem to provide an irrevocable and confirmed letter of credit covering the payment by MedChem of invoices issued by Coletica.

          5.3  Additional Compensation
               -----------------------
          (a) After MedChem sells * in the aggregate, of all sizes of hemostatic compresses subject to this Agreement, including pursuant to Section 5.4 hereof, measured over the life of this Agreement, for each of the **** *** ******* *********** Units (other than Promotional Samples) sold by MedChem, MedChem shall pay to Coletica a sum equal to ********* ***** of the excess of Net Sales attributable to such Unit over ****** ******* ********, which will be considered as an increase in the Transfer Price.
          (b) For each Unit (other than Promotional Samples) in the aggregate, of all sizes of Product, measured over the life of this Agreement in excess of *** ******* *********** Units sold by MedChem, MedChem shall pay to Coletica a sum equal to ******** ***** of the excess of Net Sales attributable to such Unit over ****** ******* ********, which will be considered as an increase in the Transfer Price.
          (c) MedChem shall deliver to Coletica within forty-five (45) days after the end of each calendar quarter a report showing its computation of the additional compensation due to Coletica for such calendar quarter; together with payment of all

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     (*) Confidential material omitted and filed separately with the
         Securities and Exchange Commission.

amounts shown to be due. MedChem's obligation to pay the amounts due under this
Section 5, including under this Section 5.3, shall survive any termination or expiration of the term of this Agreement.

          5.4  Other Products
               --------------

          Coletica and MedChem shall negotiate in good faith an amendment to this Agreement *. Such amendment shall provide, without limitation, for a * as well as appropriate labelling and packaging. If Coletica and MedChem cannot agree on such amendment, Coletica may not enter into an agreement with any other party to distribute such other product in the Territory.

          Notwithstanding the foregoing, MedChem and Coletica have agreed upon the following Transfer Price of a size variation of the Product in the form of a 3 1/2" x 5" x 1/4" compress: For Units other than Promotional Samples, (A) * for each of the first * Units of all sizes of hemostatic compresses subject to this Agreement, including pursuant to this Section 5.4, and (B) * for each additional Unit. Coletica shall apply for an amendment to the Premarket Approval to include the size product referred to in this paragraph.

          5.5 Pricing and Marketing Decisions. MedChem shall establish the sales price of the Product in its sole discretion and

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

shall have the right to distribute the Product in any manner it deems appropriate. MedChem shall provide to customers such warranty provisions as are strictly in compliance with the requirements resulting from any laws, regulations and practices applicable to distribution of the Product in the Territory; provided, however, that Coletica shall never be bound by warranties which would exceed the ones expressed in Section 4.2 of this Agreement.

          5.6 Payment Currency. All amounts due under this Agreement shall be paid in United States currency by wire transfer to an account in a bank designated by the receiving Party or in such other form and/or manner as the receiving Party may reasonably request.

     6.   REPRESENTATIONS AND WARRANTIES
          ------------------------------
          6.1  Coletica hereby represents and warrants to MedChem as follows:
               (a) Binding Obligation. This Agreement has been duly authorized by all necessary action by Coletica and constitutes its valid and binding obligation enforceable in accordance with the terms hereof.
               (b) Right, Power and Authority. Coletica has the full right, power and authority to enter into this Agreement and the execution, delivery and performance of this Agreement by Coletica will not violate the provisions of any law, rule or regulation applicable to it or conflict with or result in the breach or termination of, or constitute a default under, any agreement or instrument to which it is a party.

               (c) Title to Product and Coletica Technology. Coletica owns all rights, title and interest in and to the Product and the Coletica Technology, free and clear of all liens, claims and encumbrances whatsoever and no other person or entity has any rights to the Product or the Coletica Technology in the Territory.

               (d) Infringement of Coletica. To the best of Coletica's knowledge, no person or entity is infringing, violating or misappropriating the Coletica Technology.

               (e) Capacity. Coletica has the capacity to manufacture ******* ***** **** * *** * ****** per year.

          6.2  MedChem hereby represents and warrants to Coletica as follows:

               (a) Binding Obligation. This Agreement has been duly authorized by all necessary action by MedChem and constitutes its valid and bonding obligation enforceable in accordance with the terms hereof.

               (b) Right, Power and Authority. MedChem has the full right, power and authority to enter into this Agreement and the execution, delivery and performance of this Agreement by MedChem will not violate the provisions of any law, rule or regulation applicable to it or conflict with or result in the

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

     breach or termination of, or constitute a default under, any agreement or instrument to which it is a party.

     7.   INTELLECTUAL PROPERTY
          ---------------------

          7.1 Ownership of Coletica Technology. Coletica shall retain sole ownership of the Coletica Technology, subject to the express terms thereof and to any licensing agreements not prohibited hereby and to the sale of the Coletica Technology to a third party in connection with the sale of substantially all of Coletica's business related to the Agreement.

          7.2  Trademarks.
               ----------
          (a) Coletica hereby grants MedChem the exclusive license in the Territory during the term of this Agreements to use the trademark
"HEMOSTAGENE" (the "Trademark") in connection with distribution of the Product in the Territory. MedChem acknowledges that Coletica owns the Trademark.

          (b) Coletica shall take reasonable steps to protect its rights in the Trademark in the Territory and shall bear all expenses incurred in connection therewith, including expenses of renewal of the Trademark registration as it becomes due. MedChem shall exercise due care in protecting the Trademark, including watching for infringement and potential infringement of the Trademark and shall notify Coletica of all infringements and potential infringement which may come to its attention and shall cooperate with Coletica in the prosecution of infringers, which shall be carried forward at Coletica's expense. Coletica shall conduct and bear the expense of any suits against MedChem arising out of its use of the Trademark in accordance with the terms of this Agreement and save MedChem harmless from any judgement arising out of such suits.

          (c) In order to protect and safeguard the Trademark and good will with respect to the Products which are to be distributed in the Territory, MedChem shall at all times during the term of this Agreement:

               (i) Ensure that all labels, wrappers, directions for use, pamphlets, advertisements and all other printed communications and/or articles prepared by it for the Product bearing the Trademark, to the extent reasonably required for the protection of the Trademark, state that the Trademark is a registered trademark of Coletica.

               (ii) Give Coletica or its representatives periodic access, at reasonable hours and on reasonable notice, to the distribution, sales and marketing offices of MedChem to inspect and take samples of the Product.


               (iii) Submit to Coletica at reasonable intervals, samples and specimens of all packaging, labelling, promotional pieces and advertising being used in connection with the Product.

          (d) MedChem shall not have any right to use the name of Coletica or any of its affiliates, or to use the Trademark, except in connection with the distribution of the Products. MedChem shall not, directly or indirectly, take any action which might impair the right, title or interest of Coletica to the Trademark, and agrees that it will not attempt to acquire any right, title or interest therein. MedChem shall not in any manner represent that it has any ownership interest in the Trademark. MedChem shall have no right to grant sublicenses or other rights in the Trademark to any third party, and shall keep its interests in the Trademark free and clear of all liens, encumbrances and claims of third parties.

          (e) Coletica grants permission to MedChem to sell the Product under the trademark AVIFOAM. MedChem shall take reasonable steps to protect its rights in such trademark and shall bear all expenses incurred in connection therewith. MedChem shall have the right to register or cause to be registered such trademark for the sale and promotion of the Product in the Territory. The cost of said registration shall be borne by MedChem who will submit it in its own name and for its own account. Coletica shall have no right, title, or interest in such trademark. MedChem shall notify Coletica of all infringements of the trademark AVIFOAM which may come to its attention. MedChem shall conduct and bear the expense of any suits against Coletica arising out of or relating to such trademark, and shall save Coletica harmless from any judgments arising out of such suits.

          7.3 Patents. Coletica shall file, prosecute and maintain the Patents. If Coletica elects not to file, prosecute or maintain any Patent in
the Territory it shall give notice of such fact to MedChem.    In such event,
MedChem may, in the exercise of its sole discretion, on behalf of Coletica, file, prosecute and maintain such Patent in the Territory and credit against the Transfer Price the complete cost, including reasonable attorney's fees, to take such action.

     8.   CONFIDENTIAL INFORMATION
          ------------------------

          8.1 Treatment of Confidential Information. Each party hereto shall not disclose the Confidential Information of the other party to others, or use it for any purpose, except to carry out the objectives of this Agreement, and shall exercise every reasonable precaution to prevent the disclosure of such Confidential Information not authorized under this Section 8.1 by or through any of its directors, officers, employees, consultants, or agents.

          8.2  Release from Restrictions.  The provisions of Section 8.1 shall
               -------------------------
not apply to any Confidential Information which:
          (a) was known or used by the receiving party prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party; or

          (b) is lawfully disclosed to the receiving party by sources (other than the disclosing party) rightfully in possession of the Confidential Information; or

          (c) becomes published or generally known to the public through no fault or omission on the part of the receiving party or an affiliated party; or

          (d) is independently developed by or for the receiving party without reference to or reliance upon the Confidential Information; or

          (e) is required to be disclosed by the receiving party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

     In any event, Coletica and MedChem shall be released from any obligations under this Section 8 after a period of * years after the date of termination or expiration of the term of this Agreement.

     9.   TERM AND TERMINATION
          --------------------

          9.1 Term. The term of this Agreement shall expire on the fifth anniversary (the "Initial Termination Date") of the first day of the month immediately following the receipt by Coletica of notification of the issuance of Premarket Approval (Coletica shall inform MedChem of such issuance within five
(5) business days from the date of such receipt) unless earlier terminated in accordance

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

with the provisions of this Section 9. MedChem may extend the term to (i) the second anniversary of the Initial Termination Date (the "Second Termination Date") if MedChem has sold between * and * Units of hemostatic compresses subject to this Agreement, including the 3 1/2" x 5" x 1/4" compress referred to in Section 5.4 hereof, during the twelve month period ending on the Initial Termination Date, and (ii) the fifth anniversary of the Initial Termination Date if MedChem has sold more than * Units of hemostatic compresses subject to this Agreement, including the 3 1/2" x 5" x 1/4" compress referred to in Section 5.4 hereof, during such twelve month period.

          9.2 Termination for Failure *. (a) MedChem may terminate this Agreement if (i) * (or such extended date as may be agreed upon pursuant to Section 2.5(c)) and, within thirty (30) days thereafter, MedChem delivers a written termination notice to Coletica or (ii) MedChem determines in the exercise of its sole discretion with respect to the Product and Coletica's ability to meet its obligations under this Agreement, after conducting its due diligence as provided in Section 2.5(d) hereto, that the * (iii) MedChem and Coletica *; provided, however, that, subject to the provisions of this Agreement, including,

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

without limitation, Section 2.5(d) and Section 2.5(e) hereto, MedChem's rights under this Section 9.2(a)(ii) and Section 9.2(a)(iii) shall expire if Coletica has not received a written termination notice from MedChem on or before * * or
(iv) * and, within thirty (30) days thereafter, MedChem delivers a written termination notice to Coletica. Such Product shall not in the determination of MedChem differ from the Specifications.

          (b) Coletica may terminate this Agreement if (i) * (or such extended date as may be agreed upon pursuant to Section 2.5(c)) and, within thirty (30) days thereafter, Coletica delivers a written termination notice to MedChem or
(ii) Coletica determines in the exercise of its sole discretion that the * in the manner contemplated by this Agreement or (iii) MedChem and Coletica *; provided, however, that Coletica can exercise such right by notice delivered to MedChem not later than *.

          9.3 Termination for Breach. Each party (the "non-breaching party") shall be entitled to terminate this Agreement by written notice to the other party (the "breaching party") if the breaching party is in default of any of its material obligations hereunder and fails to remedy such default within 30 days after

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

written notice thereof by the non-breaching party; provided, however, that any failure to pay an amount due shall entitle the non-breaching party to terminate this Agreement if the breaching party fails to make the payment within ten (10) days after receipt of written notice thereof by the non-breaching party. It is understood that MedChem shall have the right to elect to manufacture the Product pursuant to Section 4.7 only if Coletica fails to deliver the Product to MedChem for the periods set forth in Section 4.7. Coletica may also terminate this Agreement after giving MedChem 30 days' notice if MedChem, directly or indirectly, comes under the control of persons or entities different from those having control of MedChem on the Agreement Date and who directly or indirectly manufacture, distribute or sell a hemostatic collagen compress or a gelatin compress competing with the Product; provided, however, that Coletica may not terminate this Agreement for such reason if such persons or entities cease manufacturing, distributing and selling such competing compress within sixty
(60) days after Coletica's notice of termination. Upon termination of this Agreement pursuant to this Section 9.3, neither party shall be relieved of any obligations incurred prior to such termination.

          9.4 Consequences of Termination. Upon termination of this Agreement pursuant to Section 9.2, the Escrow Agent shall immediately deliver to MedChem the Deposit Fee and interest thereon as set forth in the Escrow Agreement. Upon termination of this Agreement pursuant to Section 9.1, 9.2 or 9.3, each party shall promptly return to the other party all written Confidential Information, and all copies thereof, of such other party.

          Upon termination of this Agreement, (i) all orders already placed by MedChem with Coletica will be carried out in accordance with the conditions thereof and those of this Agreement which survive the termination of this Agreement exclusively for the purpose of carrying out such orders (except in the case of a default due to non-payment), (ii) all invoices issued by Coletica or to be issued by Coletica in connection with such orders shall be paid by MedChem at their maturity date and (iii) Coletica may at its option either (a) allow MedChem to dispose of the inventory of Product in its possession or (b) repurchase such inventory of Product at the Transfer Price invoiced to MedChem for such inventory.

     If Coletica elects to repurchase such inventory, MedChem shall immediately cease to use the Trademark on any of its signs, printed materials and commercial documents and shall promptly package the Product for reshipment Coletica F.O.B. Boston Airport.

          9.5 Survival of Obligations. Notwithstanding any termination or expiration of the term of this Agreement, the provisions of Section 8 (Confidential Information) and Section 10 (Indemnification) shall survive.

          9.6 Remedies Not Exclusive; No Consequential Damages. Termination of this Agreement by either party shall not constitute an election of remedies, and all other remedies shall remain available notwithstanding any such termination. Neither party, however, shall be liable for consequential damages under this Agreement.

     10.  INDEMNIFICATION
          ---------------

          10.1 Product Liability Indemnification. Coletica shall defend MedChem at Coletica's cost and expense, and will indemnify and hold MedChem harmless from and against, any and all claims, losses, costs, damages, fees or expenses arising out of or in connection with (a) the design and manufacture of the Product or (b) use of the Product for its intended purpose and in accordance with its instructions and United States governmental rules, regulations or orders applicable to such use, including, but not limited to, any actual or alleged injury, damage, death, or other consequence, claimed by reason of breach of warranty, negligence, strict liability, product defect or other similar cause of action, regardless of the form in which any such claim is made, except to the extent that such claim, loss, cause, damage, fee or expense (together, "Excluded Claims"), arises out of the negligence of, or misconduct by, MedChem, unrelated to the design and manufacture of the Product or the use of the Product as set forth in clause (b) above, in which case MedChem shall indemnify and hold Coletica harmless from and against such Excluded Claims. The procedures to implement the provisions of this Section 10.1 are set forth in Exhibits D(1) and D(2).

          10.2 Insurance. Commencing not later than the date of the first shipment of Product to MedChem, Coletica shall maintain product liability insurance in the amount of * against any amounts for which it is obligated to indemnify MedChem under Section 10.1 above. The policies representing such insurance shall specify MedChem as a named insured and shall expressly refer to the terms and conditions of such indemnity. Coletica shall provide MedChem with certificates of insurance from the insurance carrier maintaining such insurance certifying that such coverage is in force, which certificate shall also provide that MedChem shall receive at least thirty (30) days advance notice of any cancellation or expiration of such policies.

          10.3 Intellectual Property Indemnification by Coletica. Coletica shall indemnify, hold harmless and defend MedChem from and against any and all suits, actions, damages, costs, losses, expenses (including settlement awards and reasonable attorneys' fees) and other liabilities arising from or in connection with any claim alleging that the Product infringes any patent, copyright, trademark, trade secret, or other intellectual property right and shall pay all costs and damages awarded. The procedures to implement the provisions of this Section 10.3 are set forth in Exhibit D(1).

          10.4 Intellectual Property Indemnification by MedChem. MedChem shall indemnify, hold harmless and defend Coletica from and against any and all suits, actions, damages, costs, losses,

(*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

expenses (including settlement awards and reasonable attorneys' fees) and other liabilities arising from or in connection with any claim alleging that the Product infringes the trademark Avifoam and shall pay all costs and damages awarded. The procedures to implement the provisions of this Section 10.4 are set forth in Exhibit D(2).

     11.  OBLIGATIONS OF MEDCHEM
          ----------------------

          11.1 MedChem shall promote and develop the sale of the Product within the Territory, provide Customers with information relating to the Product so as to facilitate the sale and use thereof, perform any and all activities as shall be necessary or advisable to provide adequate coverage for the Product throughout the Territory and, generally, shall perform its obligations hereunder in accordance with sound commercial practice.

     11.2 MedChem shall translate or cause to be translated, as its own expenses, into the English language any technical, descriptive or sales literature furnished by Coletica. It will include the Product in its catalogues and other commercial documentation.

     11.3 If required to do so by Coletica, MedChem shall provide its assistance to Coletica so as to facilitate the obtaining of the Premarket Approval from the Food and Drug Administration ("FDA") and any other governmental authorizations with respect to the registration or sale of the Product. From and after the delivery to MedChem of the Product, MedChem shall comply with all relevant laws, rules, regulations, orders and ordinances with respect to the import, storage, transportation, handling, sale and marketing of the Product, including those of the FDA. MedChem shall promptly send copies to Coletica of any communication that it receives from or sends to the FDA or other regulatory authorities with respect to the Product, and shall make available for inspection by Coletica any records or other documentation required to be maintained with respect to the Product by the FDA or other regulatory authorities.

     11.4 MedChem shall use premises which are adequately located and fitted out for the storage and display of the Product. Coletica reserves the right to visit, at reasonable hours and on reasonable notice, the distribution, sales and marketing offices of MedChem and its sub-distributors.

     11.5 (a) Medchem agrees to furnish to Coletica quarterly reports on the sales of the Product containing appropriate information on the market conditions in the Territory, competing products, forecasts of sales to Customers, existing inventories, Customers' criticisms or complaints and on any other activities conducted by MedChem pursuant to this Agreement.

     (b) Coletica shall have the right (not to exceed once during each calendar year) to engage at its expense an independent certified public accountant, reasonably acceptable to MedChem, to inspect, during normal business hours and upon reasonable advance notice, such books, records and other supporting data of MedChem as may be necessary to verify MedChem's reports and computations as described in Section 5.3(c) hereof.

          11.6 During the 12 months after receipt of the first shipment of Units, MedChem shall invest * in the following marketing and promotional actions: paper advertising; conventions, fairs and exhibitions; direct mailing in conjunction with national conventions; "how to" video developments; and papers and special reprints. MedChem shall provide to Coletica from time to time copies of invoices relating to such actions and such other examples of such actions as Coletica shall reasonably request.

     12.  MISCELLANEOUS
          -------------

          12.1 Publicity. No party shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement without the prior written approval of the other party except as otherwise required by law. Such approval shall not be unreasonably withheld.

          12.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York.

          12.3 Waiver. The waiver by any party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any such right, power or privilege by such party.

     (*) Confidential material omitted and filed separately with the Securities and Exchange Commission.

          12.4 Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by fax, telex, or air mail or by overnight courier, return receipt requested, addressed to the party to be served at the address set forth below or such other address as either party may from time to time designate to the other. If the notice is sent by telex or fax, a confirmed copy of such telex or fax shall be sent by air mail or overnight courier. All notices shall be effective when actually received.

     If to MedChem:      MedChem Products, Inc.
                         232 West Cummings Park
                         Woburn, Massachusetts  01801
                         Attention:  President
                         Telecopy:  (617) 932-4125

     If to Coletica:     Coletica
                         32, rue St. Jean-de-Dieu
                         69007 Lyon
                         France
                         Attention:  President
                         Telecopy:  33 78580971


          12.5 No Agency. MedChem shall purchase the Product from Coletica and resell the Product in its own name and for its own account and will maintain throughout the term of this Agreement its status as an independent contractor. Nothing herein shall be deemed to constitute MedChem, on the one hand, or Coletica, on the other hand, as the agent or representative of the other, or as joint venturers or partners for any purpose. Neither MedChem nor Coletica shall be responsible for the acts or omissions of the other. MedChem shall have no right or authority to execute any agreement in the name of Coletica or to make any representation, warranty or commitment for or in the name of Coletica, except as expressly authorized herein.

          12.6 Entire Agreement and Modifications. This Agreement together with the Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties, whether written or oral, relating to the same subject matter. No modifications, amendments, or supplements to, or approvals or consents under this Agreement shall take effect for any purpose unless set forth in writing and signed by the party to be bound.

          12.7 Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

          12.8 Severability. If any court of competent jurisdiction, or arbitrator having authority, finds any provision of this Agreement invalid or unenforceable, the invalidity of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity shall remain in full force and effect. The invalidity of a provision in one jurisdiction shall not affect the validity or enforceability of the provision in any other jurisdiction.

          12.9 Successors and Assigns. Neither party shall assign its rights or duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that MedChem shall have the right to assign this Agreement in connection with a sale of substantially all of its business related to this Agreement unless the purchaser of such business directly or indirectly manufactures, distributes or sells an hemostatic collagen compress or a gelatin compress, which, in Coletica's reasonable judgment, competes with the Product and does not cease manufacturing, distributing and selling such competing compress within sixty (60) days of such assignment. Similarly, Coletica shall have the right to assign this Agreement in connection with sale of substantially all of its business related to this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Upon a permitted assignment, the assigning party shall have no further rights or obligations hereunder, but shall continue to be bound by all preexisting rights or obligations.

          12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.

          12.11 Force Majeure. No party to this Agreement shall be responsible to the other party for nonperformance or delay in performance of the terms of this Agreement, except for the payment of money and except in the circumstances contemplated by Section

4.7 hereof, due to force majeure, including acts of God, war, riots, strikes, restrictions in supplies or energy or other events beyond the control of such party, affecting such party or its sub-contractors' production facilities or the sale or transportation of the Product to MedChem. The occurrence of force majeure has to be immediately notified to the other party.

          12.12 Arbitration. (a) Any claim, dispute or controversy arising out of or relating to this Agreement, including, without limitation, the breach or alleged breach hereof, shall be submitted by the parties to arbitration to be held in New York City in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrators shall be final and binding. The parties consent to the jurisdiction of the Supreme Court of the State of New York, and of the United States District Court for the Southern District of New York, for all purposes in connection with such arbitration, including the entry of judgement on any award. The parties agree that any process or notice of motion or other application to either of said courts, and any paper in connection with such arbitration, may be served inside or outside the State of New York by certified or registered mail or by personal service, provided a reasonable time for appearance is allowed. Any provisional remedy (including injunctive relief) which, but for this agreement to arbitrate disputes, would be available at law, shall be available to the parties hereto pending arbitration.

          (b) Each of the parties (i) hereby irrevocably submits itself and acknowledges and recognizes the jurisdiction of the Supreme Court of the State of New York, and of the United States District Court for the Southern District of New York, for any purpose under this Agreement, including, without limitation, obtaining any provisional remedy arising out of, under, or in connection with, relating to, or based upon a breach of this Agreement, and (ii) waives and agrees not to assert, as a defense or otherwise, in any such suit, action or proceeding, any claim that such courts to not have jurisdiction over it or that such suit, action or proceeding is brought in an inconvenient forum. The parties agree that any process or notice of motion or other application to either of said courts, and any paper in connection with such provision remedy, may be served inside or outside the State of New York, by certified or registered mail or by personal service, provided a reasonable time for appearance is allowed.

          (c) Each of the parties, to the full extent allowed by law, hereby reserves all other rights to object to such jurisdiction, the submission to jurisdiction set forth in this

Section 12.12 being intended solely for the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their properly and duly authorized officers as of the date first above written.

                              MEDCHEM PRODUCTS, INC.


                              By:  /s/ Edward J. Quilty
                                   ------------------------------
                                    Name:   Edward J. Quilty
                                    Title:  President


                              COLETICA


                              By:  /s/ Pierre Devictor
                                   ------------------------------
                                    Name:   Pierre Devictor
                                    Title:  President